Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Shatswell, MacLeod & Company, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Peoples Federal Bancshares, Inc. of our report dated December 14, 2010, with respect to the consolidated balance sheets of Peoples Federal Bancshares, Inc. and Subsidiary as of September 30, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, which report appears in the Annual Report on Form 10-K of Peoples Federal Bancshares, Inc. for the year ended September 30, 2010, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus.

/s/ Shatswell, MacLeod & Company, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

September 20, 2011

83 PINE STREET * WEST PEABODY, MASSACHUSETTS 01960-3635 * TELEPHONE (978) 535-0206 * FACSIMILE (978) 535-9908
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